Execution Version
THIRD AMENDMENT TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT
This THIRD AMENDMENT dated as of April 1, 2021 (this “Third Amendment”) to the Seventh Amended and Restated Credit Agreement referred to below among Sinclair Television Group, Inc., a Maryland corporation (the “Borrower”), Sinclair Broadcast Group, Inc., a Maryland corporation (“Parent”), the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (collectively, the “Agents”), Chase Lincoln First Commercial Corporation, as Swingline Lender and each of the Issuing Banks and Lenders from time to time party thereto.
RECITALS
WHEREAS, Parent, the Borrower, the Guarantors from time to time parties thereto, Chase Lincoln First Commercial Corporation, as Swingline Lender, each of the Issuing Banks and Lenders from time to time party thereto and the Agents, have entered into that certain Seventh Amended and Restated Credit Agreement dated as of August 23, 2019 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, pursuant to and in accordance with Section 2.21 and Section 9.02 of the Existing Credit Agreement, the Borrower has requested that the Existing Credit Agreement be amended so as to, among other things, provide for new term loans thereunder (the “Refinancing Term Loans”), which term loans (x) shall constitute Credit Agreement Refinancing Indebtedness and (y) shall refinance (i) any of the Term B-1 Loans held by Exchanging Term Lenders (as defined below) outstanding under the Existing Credit Agreement and (ii) if applicable, other Term B-1 Loans outstanding under the Existing Credit Agreement which are refinanced by the Net Proceeds of Refinancing Term Loans (if any) (any Term B-1 Loans outstanding under the Existing Credit Agreement being referred to herein as the “Existing Term Loans”) immediately prior to the effectiveness of this Third Amendment, with such refinancing to be effected in part through an exchange or cashless roll, and which term loans, except as modified hereby (including to extend the maturity date of the Term B-1 Loans being exchanged or otherwise refinanced into Term B-3 Loans), would have the same terms (other than as to maturity, pricing and any other terms specified herein) as the Term B-2 Loans under the Existing Credit Agreement;
WHEREAS, the Borrower has hereby notified the Administrative Agent that it is requesting the establishment of Credit Agreement Refinancing Indebtedness pursuant to Section 2.21 of the Existing Credit Agreement pursuant to this Third Amendment (which shall constitute a Refinancing Amendment);
WHEREAS, each Lender holding Existing Term Loans (collectively, the “Existing Term Lenders”) that executes and delivers a consent to this Third Amendment in the form of the “Lender Consent” attached hereto as Annex I (a “Lender Consent”) (collectively, the “Exchanging Term Lenders”) will be deemed (i) to have agreed to the terms of this Third Amendment, (ii) if applicable, to have agreed to exchange (as further described in the Lender Consent) an aggregate principal amount of its Existing Term Loans (or such lesser amount as the Lead Arranger (as defined below) may allocate) for Refinancing Term Loans in a principal amount equal to the amount of such Exchanging Term Lender’s Existing Term Loans which are so exchanged and (iii) if applicable, upon the Third Amendment Effective Date to have exchanged (as further described in the Lender Consent) such amount of its Existing Term Loans for Refinancing Term Loans;
WHEREAS, each Person listed on Annex II (each, an “Additional Term Lender” and, together with the Exchanging Term Lenders, the “New Term Lenders”) will be deemed (i) to have agreed to the

4825-6500-7075.v1

terms of this Third Amendment and (ii) to have committed to make Refinancing Term Loans to the Borrower on the Third Amendment Effective Date (the “Additional Term Loans”), in the amount set forth opposite such Person’s name on Annex II; and
WHEREAS, each of the Lenders party hereto are willing, on the terms and subject to the conditions set forth below, to consent to the amendments to the Existing Credit Agreement set forth herein.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

SECTION 1.1    Certain Definitions. Capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement. As used in this Third Amendment:
“Additional Term Lenders” is defined in the fifth recital hereto.
“Additional Term Loans” is defined in the fifth recital hereto.
“Exchanged Term Loans” is defined in Section 3.1 hereof.
“Exchanging Term Lenders” is defined in the fourth recital hereto.
“Existing Credit Agreement” is defined in the first recital hereto.
“Existing Term Lenders” is defined in the fourth recital hereto.
“Existing Term Loans” is defined in the second recital hereto.
“Lead Arranger” means JPMorgan Chase Bank, N.A., in its capacity as a lead arranger for this Third Amendment.
“Lender Consent” is defined in the fourth recital hereto.
“New Term Lenders” is defined in the fifth recital hereto.
“Refinancing Term Loans” is defined in the second recital hereto.
“Term B-3 Loans” means Refinancing Term Loans provided pursuant to the terms and conditions hereof.
“Third Amendment” is defined in the preamble hereto.
“Third Amendment Effective Date” shall mean the date on which the conditions set forth in Article IV of this Third Amendment are satisfied or waived, which date shall be April 1, 2021.

ARTICLE II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

SECTION 2.1    Amendments to Existing Credit Agreement. The Borrower, each of the Lenders party hereto, the Agents and other parties party hereto agree that, effective upon the Third Amendment Effective Date:
(a)    the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto;
(b)    Schedule 2.14 to the Existing Credit Agreement is hereby amended by amending and restating the lead-in (immediately prior to the defined terms set forth in such schedule) in its entirety as follows: “With respect to the Revolving Credit Facility and the Term B-3 Facility, the following provisions and related definitions (including Section 2.14 set forth below, which shall apply with respect to the Revolving Credit Facility and the Term B-3 Facility in place of the existing Section 2.14 to this Agreement) shall apply upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election (each as defined below), notwithstanding anything to the contrary herein or in any other Loan Document:”; and
(c)    Schedule 2.01(a) to the Existing Credit Agreement is hereby replaced in its entirety with Exhibit B attached hereto.
SECTION 2.2    Acknowledgement. On and after the Third Amendment Effective Date, unless the context shall otherwise require, each reference in the Existing Credit Agreement or any other Loan Document to (a) “Term Loans” shall be deemed to include a reference to the Refinancing Term Loans contemplated hereby, and (b) “Term Lenders” shall be deemed to include a reference to the New Term Lenders. As of the Third Amendment Effective Date, after giving effect to this Third Amendment (including after giving effect to any principal amortization payments made on or prior to the Third Amendment Effective Date, if any), the aggregate outstanding principal amount of “Refinancing Term Loans” is $740,000,000.
ARTICLE III
EXCHANGE AND MAKING OF TERM LOANS

SECTION 3.1    Exchange of Existing Term Loans. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Article IV hereof, each Exchanging Term Lender agrees that an aggregate principal amount of its Existing Term Loans (the “Exchanged Term Loans”) equal to the amount of such Exchanging Term Lender’s Existing Term Loans (or such lesser amount as the Lead Arranger may allocate) will be exchanged for Refinancing Term Loans, as further described in such Exchanging Term Lender’s Lender Consent, as of the Third Amendment Effective Date.
SECTION 3.2    Agreement to Make Additional Term Loans. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Article IV hereof, each Additional Term Lender severally agrees to make Additional Term Loans equal to the amount set forth opposite such Additional Term Lender’s name on Annex II, in each case on the Third Amendment Effective Date, and each

Additional Term Lender shall be a “Term Lender” under the Existing Credit Agreement as of such date. Amounts paid or prepaid in respect of Additional Term Loans may not be reborrowed.
SECTION 3.3    Other Provisions Regarding Term Loans. On the Third Amendment Effective Date, the Borrower shall apply the Net Proceeds of Refinancing Term Loans (if any) to prepay a portion of the principal amount of the Existing Term Loans consisting of Term B-1 Loans, other than the applicable Exchanged Term Loans (such non-exchanged term loans, collectively, the “Non-Exchanged Term Loans”) plus accrued and unpaid interest on such Non-Exchanged Term Loans. The exchange of Exchanged Term Loans with Refinancing Term Loans and, if applicable, the refinancing of any Non-Exchanged Term Loans with the Net Proceeds of Refinancing Term Loans (including, if applicable, Additional Term Loans) collectively constitute a simultaneous (I) borrowing of Refinancing Term Loans pursuant to Section 2.02 of the Existing Credit Agreement, (II) voluntary prepayment of all of the Exchanged Term Loans by the Borrower pursuant to Section 2.11(a) of the Existing Credit Agreement and (III) if applicable, voluntary prepayment of the portion of Non-Exchanged Term Loans which are refinanced by the Refinancing Term Loans (on a pro rata basis among such non-exchanged Term B-1 Loans) by the Borrower pursuant to Section 2.11(a) of the Existing Credit Agreement. The commitments of the Additional Term Lenders and the refinancing undertakings of the Exchanging Term Lenders are several and no such New Term Lender will be responsible for any other New Term Lender’s failure to make or acquire by refinancing any Term Loans. Each of the parties hereto acknowledges and agrees that the terms of this Third Amendment do not constitute a novation but, rather, an amendment of the terms of pre-existing Indebtedness, as evidenced by this Third Amendment. The initial Interest Period with respect to the Refinancing Term Loans contemplated hereby shall be a period commencing on the Third Amendment Effective Date and ending on April 29, 2021; provided that the Adjusted LIBO Rate for such initial Interest Period shall be the Adjusted LIBO Rate for an Interest Period of one month beginning on the Third Amendment Effective Date. Each New Term Lender waives any right to compensation pursuant to Section 2.16 of the Existing Credit Agreement that such New Term Lender would otherwise have a right to pursuant to the transactions described in this Third Amendment to occur on or about the Third Amendment Effective Date.
ARTICLE IV
CONDITIONS TO EFFECTIVENESS

The effectiveness of this Third Amendment is subject to the satisfaction (or waiver) of the following conditions:
SECTION 4.1    This Third Amendment shall have been duly executed by Parent, the Borrower, each Guarantor, the Administrative Agent, the Collateral Agent, and each New Term Lender (whether pursuant to the execution and delivery of a Lender Consent or counterparts to this Third Amendment, as applicable) and delivered to the Administrative Agent.
SECTION 4.2    No Default or Event of Default shall exist or would result from the making of the Refinancing Term Loans on the Third Amendment Effective Date or from the application of the proceeds thereof.
SECTION 4.3    The representations and warranties of each Loan Party set forth in Article V of the Existing Credit Agreement, Article V of this Third Amendment and in each other Loan Document shall be true and correct in all material respects on and as of the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Third Amendment Effective Date or on such earlier date, as the case may be.
SECTION 4.4    The Administrative Agent shall have received a Borrowing Request from the Borrower pursuant to Section 2.03 of the Existing Credit Agreement with respect to the Refinancing Term Loans (and the Administrative Agent hereby agrees to waive the three Business Day minimum notice period in respect of any request for Eurocurrency Loans to be made on the Third Amendment Effective Date).
SECTION 4.5    The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Third Amendment Effective Date) of (i) Pillsbury Winthrop Shaw Pittman LLP, special New York counsel for the Loan Parties, (ii) Thomas & Libowitz, P.A., special Maryland counsel for the Loan Parties, (iii) Saltzman Mugan Dushoff, LLC, special Nevada counsel for the Loan Parties and (iv) Stoel Rives LLP, special Washington counsel for the Loan Parties. The Borrower hereby requests such counsel to deliver such opinions.
SECTION 4.6    The Administrative Agent shall have received a certificate of each Loan Party, dated the Third Amendment Effective Date, substantially in the form of Exhibit G to the Existing Credit Agreement with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the relevant documents referred to therein or, if applicable, certifying that no changes have been made since the date of the last delivery of a certificate of a Responsible Officer.
SECTION 4.7    The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Borrower and the arrangers of this Third Amendment and the transactions contemplated hereby to be due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced at least three Business Days prior to the Third Amendment Effective Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.
SECTION 4.8    The Administrative Agent shall have received a certificate from the chief financial officer (or another senior Responsible Officer with similar responsibilities) of the Borrower certifying that the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions are Solvent.
SECTION 4.9    The Administrative Agent shall have received all documentation at least three Business Days prior to the Third Amendment Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Third Amendment Effective Date and that the Administrative Agent has reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent, at least 3 Business Days prior to the Third Amendment Effective Date, a Beneficial Ownership Certification to the extent requested by the Administrative Agent at least 10 Business Days prior to the Third Amendment Effective Date.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
SECTION 5.1    Representations and Warranties.
(a)    Each of Parent, the Borrower and each of the Subsidiary Guarantors party hereto represent and warrant to the Lenders and the Administrative Agent that as of the Third Amendment Effective Date (a) the execution, delivery and performance of this Third Amendment is within such Loan Party’s corporate or other powers and has been duly authorized by all necessary corporate or other organizational action of such Loan Party, (b) this Third Amendment has been duly executed and delivered by each Loan Party that is a party thereto and (c) this Third Amendment constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    The representations and warranties of each Loan Party set forth in Article V of the Existing Credit Agreement, Article V of this Third Amendment and in each other Loan Document are true and correct in all material respects on and as of the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language are true and correct in all respects on the Third Amendment Effective Date or on such earlier date, as the case may be.
(c)    No Default or Event of Default exists or will result from the making of the Refinancing Term Loans on the Third Amendment Effective Date or from the application of the proceeds thereof.
ARTICLE VI
EFFECTS ON LOAN DOCUMENTS

SECTION 6.1    Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(a)    The execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.
(b)    The Borrower and the other parties hereto acknowledge and agree that, on and after the Third Amendment Effective Date, this Third Amendment and each of the other Loan Documents to be executed and delivered by a Loan Party in connection herewith shall constitute a Loan Document for all purposes of the Existing Credit Agreement.

(c)    On and after the Third Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement, as amended by this Third Amendment, and shall be read together and construed as a single instrument.
(d)    Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.
(e)    Section headings used herein are for convenience of reference only, are not part of this Third Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Third Amendment.
ARTICLE VII
MISCELLANEOUS

SECTION 7.1    APPLICABLE LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 7.2    Execution in Counterparts; Severability. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission of an executed counterpart of a signature page of this Third Amendment shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 7.3    New Term Lenders. Each New Term Lender (i) confirms that it has received a copy of the Existing Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Agents, any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, as the case may be.

SECTION 7.4    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS THIRD AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 7.5    Reaffirmation. Each of the Loan Parties party to the Collateral Agreement and the other Security Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that the Refinancing Term Loans are Loans and the New Term Lenders are Lenders, and that all of its obligations under the Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Collateral Agent for the benefit of the Administrative Agent and the Secured Parties (including the New Term Lenders) and reaffirms the guaranties made pursuant to the Existing Credit Agreement, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Existing Credit Agreement and the Security Documents (as applicable) are, and shall remain, in full force and effect after giving effect to the Third Amendment, and (iv) agrees that the Secured Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Refinancing Term Loans under the Existing Credit Agreement (as amended by this Third Amendment).
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
SINCLAIR BROADCAST GROUP, INC., as Parent

By: /s/ Lucy Rutishauser _____________________
Name: Lucy Rutishauser
Title: Executive Vice President and Chief Financial Officer

SINCLAIR TELEVISION GROUP, INC., as Borrower

By: /s/ Lucy Rutishauser _____________________
Name: Lucy Rutishauser
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Third Amendment]

WSMH, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WSYX LICENSEE, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.

NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
WVTV LICENSEE, INC.
SINCLAIR TELEVISION OF SEATTLE, INC.
FISHER PROPERTIES INC.
SINCLAIR TELEVISION MEDIA, INC.
FISHER MILLS INC.
SINCLAIR TELEVISION OF WASHINGTON, INC.
PERPETUAL CORPORATION
HARRISBURG TELEVISION, INC.
THE TENNIS CHANNEL HOLDINGS, INC.
THE TENNIS CHANNEL, INC.
SINCLAIR MEDIA VI, INC.

SINCLAIR PROPERTIES, LLC
By:    Sinclair Communications, LLC, Sole Member
By:    Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

KBSI LICENSEE L.P.
WMMP LICENSEE L.P.
By:    Sinclair Properties, LLC, General Partner
By:    Sinclair Communications, LLC, Sole Member of Sinclair Properties, LLC
By:    Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

WKEF LICENSEE L.P.
By:    Sinclair Communications, LLC, General Partner
By:    Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

WGME LICENSEE, LLC
By:    WGME, Inc., Sole Member
[Signature Page to Third Amendment]

WICD LICENSEE, LLC
WICS LICENSEE, LLC
SINCLAIR TELEVISION OF ILLINOIS, LLC
By:    Illinois Television, LLC, Member
By:    Sinclair Communications LLC, Sole Member of Illinois Television, LLC
By:    Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

WSMH LICENSEE, LLC
By:    WSMH, Inc., Sole Member

KLGT LICENSEE, LLC
By:    WUCW, LLC, Sole Member
By:    Sinclair Communications, LLC, Sole Member of WUCW, LLC
By:    Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

WCGV LICENSEE, LLC
By:    Milwaukee Television, LLC, Sole Member
By:     Sinclair Communications, LLC, Sole Member of Milwaukee Television, LLC
By:    Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

KOKH LICENSEE, LLC
By:    KOKH, LLC, Sole Member
By:    Sinclair Communications, LLC, Sole Member of KOKH, LLC
By:    Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

WCHS LICENSEE, LLC
WVAH LICENSEE, LLC
By:    Sinclair Media III, Inc., Sole Member

CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
WLOS LICENSEE, LLC
SAN ANTONIO TELEVISION, LLC
KEYE LICENSEE, LLC
KUTV LICENSEE, LLC
WTVX LICENSEE, LLC
[Signature Page to Third Amendment]

WPEC LICENSEE, LLC
WWMT LICENSEE, LLC
WRGB LICENSEE, LLC
WCWN LICENSEE, LLC
KTVL LICENSEE, LLC
KFDM LICENSEE, LLC
WUCW, LLC
WWHO LICENSEE, LLC
WFGX LICENSEE, LLC
KUPN LICENSEE, LLC
WEAR LICENSEE, LLC
ILLINOIS TELEVISION, LLC
KGAN LICENSEE, LLC
KFXA LICENSEE, LLC
WUPN LICENSEE, LLC
WUTV LICENSEE, LLC
WXLV LICENSEE, LLC
WMSN LICENSEE, LLC
WUHF LICENSEE, LLC
MILWAUKEE TELEVISION, LLC
KHGI LICENSEE, LLC
WRLH LICENSEE, LLC
WRGT LICENSEE, LLC
KSAS LICENSEE, LLC
WKRC LICENSEE, LLC
WOAI LICENSEE, LLC
KFOX LICENSEE, LLC
KRXI LICENSEE, LLC
WTOV LICENSEE, LLC
WFXL LICENSEE, LLC
KVII LICENSEE, LLC
WACH LICENSEE, LLC
KGBT LICENSEE, LLC
KTVO LICENSEE, LLC
WPDE LICENSEE, LLC
KHQA LICENSEE, LLC
WSTQ LICENSEE, LLC
WPBN LICENSEE, LLC
KRCG LICENSEE, LLC
WSBT LICENSEE, LLC
WHOI LICENSEE, LLC
WNWO LICENSEE, LLC
KPTH LICENSEE, LLC
WOLF LICENSEE, LLC
WGFL LICENSEE, LLC
[Signature Page to Third Amendment]

WQMY LICENSEE, LLC
SINCLAIR TELEVISION OF EL PASO, LLC
KOCB LICENSEE, LLC
WZTV LICENSEE, LLC
WNAB LICENSEE, LLC
WTVC LICENSEE, LLC
WUXP LICENSEE, LLC
WDKY LICENSEE, LLC
KOKH, LLC
WLFL LICENSEE, LLC
WRDC, LLC
WTTO LICENSEE, LLC
WTVZ LICENSEE, LLC
WTWC LICENSEE, LLC
WGXA LICENSEE, LLC
WTGS LICENSEE, LLC
KDNL Licensee, LLC
WPGH LICENSEE, LLC
WCWB LICENSEE, LLC
KUQI LICENSEE, LLC
KJZZ LICENSEE, LLC
HARRISBURG LICENSEE, LLC
WSTR ACQUISITION, LLC

By:    Sinclair Communications, LLC, Sole Member
By:    Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

SINCLAIR PROGRAMMING COMPANY, LLC
SINCLAIR COMMUNICATIONS, LLC
CHESAPEAKE MEDIA I, LLC
SINCLAIR TELEVISION OF FRESNO, LLC
SINCLAIR TELEVISION OF OMAHA, LLC
SINCLAIR NETWORKS GROUP, LLC
SINCLAIR DIGITAL GROUP, LLC
ACTION TV, LLC
COMETTV, LLC
DRIVE SALES, LLC
FULL MEASURE, LLC
HUMMINGBIRD, LLC
TBD TV, LLC
HUNT VALLEY TRACKS, LLC
THE NATIONAL DESK, LLC

By:    Sinclair Television Group, Inc., Sole Member
[Signature Page to Third Amendment]

WDKA LICENSEE, LLC
By:    Sinclair Properties, LLC, Sole Member
By:    Sinclair Communications, LLC, Sole Member of Sinclair Properties, LLC
By:    Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

SINCLAIR BROADCASTING OF SEATTLE, LLC
SINCLAIR TELEVISION OF PORTLAND, LLC
SINCLAIR RADIO OF SEATTLE, LLC
SINCLAIR MEDIA OF BOISE, LLC
SINCLAIR TELEVISION OF OREGON, LLC
SINCLAIR MEDIA OF SEATTLE, LLC
SINCLAIR MEDIA OF WASHINGTON, LLC
SINCLAIR SEATTLE LICENSEE, LLC
SINCLAIR BAKERSFIELD LICENSEE, LLC
SINCLAIR BOISE LICENSEE, LLC
SINCLAIR YAKIMA LICENSEE, LLC
SINCLAIR LEWISTON LICENSEE, LLC
SINCLAIR PORTLAND LICENSEE, LLC
SINCLAIR EUGENE LICENSEE, LLC
SINCLAIR RADIO OF SEATTLE LICENSEE, LLC
By:    Sinclair Television Media, Inc., Sole Member
[Signature Page to Third Amendment]

SINCLAIR KENNEWICK LICENSEE, LLC
SINCLAIR La GRANDE LICENSEE, LLC
By:     Sinclair Television of Washington, Inc., Sole Member

KFRE LICENSEE, LLC
KMPH LICENSEE, LLC
WJAC LICENSEE, LLC
By:    Sinclair Television of Fresno, LLC, Sole Member
By:    Sinclair Television Group, Inc., Sole Member of Sinclair Television of Fresno, LLC

KPTM LICENSEE, LLC
By:    Sinclair Television of Omaha, LLC, Sole Member
By:    Sinclair Television Group, Inc., Sole Member of Sinclair Television of Omaha, LLC

KDBC LICENSEE, LLC
By:    Sinclair Television of El Paso, LLC, Sole Member
By:    Sinclair Communications, LLC, Sole Member of Sinclair Television of El Paso, LLC
 By:    Sinclair Television Group, Inc., Sole Member of
     Sinclair Communications, LLC

SINCLAIR TELEVISION STATIONS, LLC
By:    Perpetual Corporation, Sole Member

ACC LICENSEE, LLC
KATV, LLC
KTUL, LLC
WBMA LICENSEE, LLC
WSET LICENSEE, LLC
By:    Sinclair Television Stations, LLC, Sole Member
By:    Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC

KATV LICENSEE, LLC
By:    KATV, LLC, Sole Member
By:    Sinclair Television Stations, LLC, Sole Member of KATV, LLC
By:    Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC

KTUL LICENSEE, LLC
[Signature Page to Third Amendment]

By:    KTUL, LLC, Sole Member
By:    Sinclair Television Stations, LLC, Sole Member of KTUL, LLC
By:    Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC

WJAR LICENSEE, LLC
WLUK LICENSEE, LLC
WCWF LICENSEE, LLC
By:    Harrisburg Television, Inc., Sole Member

WEST COAST DIGITAL, LLC
SINCLAIR DIGITAL AGENCY, LLC
SINCLAIR DIGITAL NEWS, LLC
By:     Sinclair Digital Group, LLC
By:     Sinclair Television Group, Inc., Sole Member of Sinclair Digital Group, LLC

KAME, LLC
KENV, LLC
KRNV, LLC
KRXI, LLC
KVCW, LLC
KVMY, LLC
By:    Chesapeake Media I, LLC, Sole Member
By:    Sinclair Television Group, Inc., Sole Member of Chesapeake Media I, LLC

SINCLAIR-CALIFORNIA LICENSEE, LLC
By:    Sinclair Television of California, LLC, Sole Member
By:    Sinclair Media VI, Inc., Sole Member of Sinclair Television of California, LLC

SINCLAIR TELEVISION OF CALIFORNIA, LLC
SINCLAIR TELEVISION OF MONTANA, LLC
SINCLAIR MEDIA LICENSEE, LLC
WCTI LICENSEE, LLC
SINCLAIR TELEVISION OF NEW BERN, LLC
SINCLAIR TELEVISION OF ABILENE, LLC
SINCLAIR TELEVISION OF BRISTOL, LLC
By:    Sinclair Media VI, Inc., Sole Member

KDSM, LLC
By:    Sinclair Broadcast Group, Inc., Sole Member
[Signature Page to Third Amendment]

KDSM LICENSEE, LLC
By:    KDSM, LLC, Sole Member of KDSM Licensee,     LLC
By:    Sinclair Broadcast Group, Inc., Sole Member of KDSM, LLC

By:    /s/ Lucy Rutishauser _____________________
Lucy Rutishauser, in her capacity as Chief Financial Officer, Secretary, or Treasurer, as the case may be

[Signature Page to Third Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent

By: /s/ Inderjeet Aneja ______________________
Name: Inderjeet Aneja
Title: Executive Director
[Signature Page to Third Amendment]

ANNEX I
LENDER CONSENT TO THIRD AMENDMENT
     LENDER CONSENT (this “Lender Consent”) to the Third Amendment (the “Third Amendment”) to the Seventh Amended and Restated Credit Agreement, among, Parent (as defined below), the Borrower (as defined below), the New Term Lenders referred to therein (whether pursuant to the execution and delivery of a Lender Consent or counterparts to the Third Amendment, as applicable) and the Administrative Agent (as defined below), to the Seventh Amended and Restated Credit Agreement dated as of August 23, 2019 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”) by and among Sinclair Broadcast Group, Inc., a Maryland corporation (“Parent”), Sinclair Television Group, Inc., a Maryland corporation (the “Borrower”), the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Agents”), Chase Lincoln First Commercial Corporation, as Swingline Lender and each of the Issuing Banks and Lenders from time to time party thereto. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Existing Credit Agreement or the Third Amendment, as applicable.
Term B-1 Lenders

Check one of the two boxes below.

Cashless Settlement Option.

The undersigned Lender hereby irrevocably and unconditionally approves of and consents to the Third Amendment and consents to the exchange (on a cashless basis) of 100% of the outstanding principal amount of the Term B-1 Loans held by such Lender for an equal outstanding principal amount of Refinancing Term Loans.

Cash Settlement Option.

The undersigned Lender hereby irrevocably and unconditionally approves of and consents to the Third Amendment and to have 100% of the outstanding principal amount of the Term B-1 Loans held by such Lender prepaid on the Third Amendment Effective Date and purchase by assignment the same principal amount of Refinancing Term Loans (or such lesser amount allocated to it by the Lead Arranger).

Annex I - 1

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be executed and delivered by a duly authorized officer as of the date first written above.

_____________________________________,
as a Lender (type name of the legal entity above)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Annex I - 2

ANNEX II

Additional Term Lender	Additional Term Loans
JPMorgan Chase Bank, N.A.	$344,819,233.50
Total:	$344,819,233.50

Annex II

Exhibit A
Amended Credit Agreement
[Attached]
Exhibit A

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of August 23, 2019, among
SINCLAIR BROADCAST GROUP, INC.,
as Parent

SINCLAIR TELEVISION GROUP, INC.,
as the Borrower,
The Issuing Banks and Lenders Party Hereto, JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as Collateral Agent,

___________________

JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK SECURITIES INC., RBC CAPITAL MARKETS1, BOFA SECURITIES, INC., SUNTRUST ROBINSON HUMPHREY, INC., WELLS FARGO SECURITIES, LLC, CITIBANK, N.A., CITIZENS BANK, N.A., CREDIT SUISSE LOAN FUNDING LLC, FIFTH THIRD BANK, GOLDMAN SACHS BANK USA AND MIZUHO BANK, LTD.

as Lead Arrangers and Joint Bookrunners

________________________________________________________________________________

________________________
1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS
SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~60~~61
SECTION 1.03	Terms Generally	~~60~~61
SECTION 1.04	Accounting Terms; GAAP	~~60~~61
SECTION 1.05	Effectuation of Transactions	~~61~~62
SECTION 1.06	Limited Condition Transactions	~~61~~62
SECTION 1.07	Divisions	~~62~~63
SECTION 1.08	Interest Rates; LIBOR Notification	~~62~~63

ARTICLE II
THE CREDITS
SECTION 2.01	Commitments	63
SECTION 2.02	Loans and Borrowings	~~63~~64
SECTION 2.03	Requests for Borrowings	~~63~~64
SECTION 2.04	Swingline Loans	~~64~~65
SECTION 2.05	Letters of Credit	~~65~~66
SECTION 2.06	Funding of Borrowings	~~70~~71
SECTION 2.07	Interest Elections	~~71~~72
SECTION 2.08	Termination and Reduction of Commitments	72
SECTION 2.09	Repayment of Loans; Evidence of Debt	~~72~~73
SECTION 2.10	Amortization of Term Loans	~~73~~74
SECTION 2.11	Prepayment of Loans	~~73~~74
SECTION 2.12	Fees	~~80~~81
SECTION 2.13	Interest	~~81~~82
SECTION 2.14	Alternate Rate of Interest	~~82~~83
SECTION 2.15	Increased Costs	~~83~~84
SECTION 2.16	Break Funding Payments	~~84~~85
SECTION 2.17	Taxes	~~84~~85
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~87~~88
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	~~89~~90
SECTION 2.20	Incremental Credit Extension	~~89~~90
SECTION 2.21	Refinancing Amendments	~~91~~92
SECTION 2.22	Defaulting Lenders	~~92~~93
SECTION 2.23	Illegality	~~93~~94
SECTION 2.24	Loan Modification Offers	94

ARTICLE III
REPRESENTATIONS AND WARRANTIES
SECTION 3.01	Organization; Powers	~~94~~96
SECTION 3.02	Authorization; Enforceability	~~95~~96
SECTION 3.03	Governmental Approvals; No Conflicts	~~95~~96
SECTION 3.04	Financial Condition; No Material Adverse Effect	~~95~~96
SECTION 3.05	Properties	~~95~~96
SECTION 3.06	Litigation and Environmental Matters	~~95~~97
SECTION 3.07	Compliance with Laws and Agreements	~~96~~97
-i-

SECTION 3.08	Investment Company Status	~~96~~97
SECTION 3.09	Taxes	~~96~~97
SECTION 3.10	ERISA	~~96~~97
SECTION 3.11	Disclosure	~~96~~98
SECTION 3.12	Subsidiaries	~~97~~98
SECTION 3.13	Intellectual Property; Licenses, Etc.	~~97~~98
SECTION 3.14	Solvency	~~97~~98
SECTION 3.15	Senior Indebtedness	~~97~~98
SECTION 3.16	Federal Reserve Regulations	~~97~~98
SECTION 3.17	Use of Proceeds	~~97~~98
SECTION 3.18	PATRIOT Act, OFAC and FCPA	~~97~~98
SECTION 3.19	Broadcast Licenses	~~98~~99
SECTION 3.20	Plan Assets	~~98~~99

ARTICLE IV
CONDITIONS
SECTION 4.01	Effective Date	~~98~~99
SECTION 4.02	Each Credit Event	~~100~~101

ARTICLE V
AFFIRMATIVE COVENANTS
SECTION 5.01	Financial Statements and Other Information	~~100~~101
SECTION 5.02	Notices of Material Events	~~103~~104
SECTION 5.03	Information Regarding Collateral	~~103~~104
SECTION 5.04	Existence; Conduct of Business	~~103~~105
SECTION 5.05	Payment of Taxes, Etc.	~~104~~105
SECTION 5.06	Maintenance of Properties	~~104~~105
SECTION 5.07	Insurance	~~104~~105
SECTION 5.08	Books and Records; Inspection and Audit Rights	~~104~~105
SECTION 5.09	Compliance with Laws	~~104~~105
SECTION 5.10	Use of Proceeds and Letters of Credit	~~104~~106
SECTION 5.11	Additional Subsidiaries	~~105~~106
SECTION 5.12	Further Assurances	~~105~~106
SECTION 5.13	Ratings	~~105~~106
SECTION 5.14	Certain Post-Closing Obligations	~~105~~106
SECTION 5.15	Designation of Subsidiaries	~~105~~107
SECTION 5.16	Change in Business	~~106~~107
SECTION 5.17	Changes in Fiscal Periods	~~106~~107
SECTION 5.18	Plan Assets	107

ARTICLE VI
NEGATIVE COVENANTS
SECTION 6.01	Indebtedness; Certain Equity Securities	~~106~~108
SECTION 6.02	Liens	~~112~~113
SECTION 6.03	Fundamental Changes; Holding Companies	~~115~~116
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~116~~117
SECTION 6.05	Asset Sales	~~120~~121
SECTION 6.06	[Reserved]	~~122~~124
-ii-

SECTION 6.07	Negative Pledge; Covenants Applicable to Parent	~~122~~124
SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness	~~124~~126
SECTION 6.09	Transactions with Affiliates	~~130~~131
SECTION 6.10	Financial Covenant	~~132~~133
SECTION 6.11	License Subsidiaries	~~132~~133
SECTION 6.12	Covenant Suspension	~~133~~134

ARTICLE VII
EVENTS OF DEFAULT
SECTION 7.01	Events of Default	~~133~~135
SECTION 7.02	Right to Cure	~~136~~137
SECTION 7.03	Application of Proceeds	~~137~~138

ARTICLE VIII
THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT
SECTION 8.01	Authorization and Action	~~137~~138
SECTION 8.02	Administrative Agent’s Reliance, Indemnification, Etc.	~~139~~140
SECTION 8.03	Posting of Communications	~~140~~141
SECTION 8.04	The Administrative Agent Individually	~~141~~142
SECTION 8.05	Successor Administrative Agent	~~141~~142
SECTION 8.06	Acknowledgments of Lenders and Issuing Banks	~~142~~143
SECTION 8.07	Collateral Matters	~~142~~144
SECTION 8.08	Credit Bidding	~~142~~145
SECTION 8.09	Certain ERISA Matters	~~143~~146

ARTICLE IX
MISCELLANEOUS
SECTION 9.01	Notices	~~144~~147
SECTION 9.02	Waivers; Amendments	~~145~~148
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~148~~150
SECTION 9.04	Successors and Assigns	~~149~~152
SECTION 9.05	Survival	~~154~~156
SECTION 9.06	Counterparts; Integration; Effectiveness	~~154~~156
SECTION 9.07	Severability	~~154~~157
SECTION 9.08	Right of Setoff	~~155~~157
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~155~~157
SECTION 9.10	WAIVER OF JURY TRIAL	~~155~~158
SECTION 9.11	Headings	~~156~~158
SECTION 9.12	Confidentiality	~~156~~158
SECTION 9.13	USA Patriot Act	~~157~~159
SECTION 9.14	Release of Liens and Guarantees	~~157~~159
SECTION 9.15	No Fiduciary Relationship	~~158~~160
SECTION 9.16	Effect of Amendment and Restatement; No Novation; Reaffirmation	~~158~~160
SECTION 9.17	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~158~~160
SECTION 9.18	Acknowledgment Regarding Any Supported QFCs	~~159~~161

-iii-

SCHEDULES:

Schedule 1.01(a)	—	Excluded Subsidiaries
Schedule 1.01(b)	—	Existing Swap Counterparties
Schedule 1.01(c)	—	Contract Stations
Schedule 1.01(d)	—	Non-Television Entity Notes
Schedule 1.01(e)	—	Owned Stations
Schedule 2.01(a)	—	Term Commitments
Schedule 2.01(b)	—	Revolving Commitments
Schedule 2.01(c)	—	Letter of Credit Commitments
Schedule 2.05(a)	—	Existing Letters of Credit
Schedule 2.14	—	Alternate Rate of Interest
Schedule 3.12	—	Subsidiaries
Schedule 3.19	—	Broadcast Licenses
Schedule 5.14	—	Certain Post-Closing Obligations
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(f)	—	Existing Investments
Schedule 6.07	—	Existing Restrictions
Schedule 6.09	—	Existing Affiliate Transactions
Schedule 9.02(a)	—	Section 10.02 of the Existing Credit Agreement

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Affiliated Lender Assignment and Assumption
Exhibit C	—	Form of Guarantee Agreement
Exhibit D	—	Form of Collateral Agreement
Exhibit E	—	Form of First Lien Intercreditor Agreement
Exhibit F	—	Form of Second Lien Intercreditor Agreement
Exhibit G	—	Form of Closing Certificate
Exhibit H	—	Form of Intercompany Note
Exhibit I	—	Form of Specified Discount Prepayment Notice
Exhibit J	—	Form of Specified Discount Prepayment Response
Exhibit K	—	Form of Discount Range Prepayment Notice
Exhibit L	—	Form of Discount Range Prepayment Offer
Exhibit M	—	Form of Solicited Discounted Prepayment Notice
Exhibit N	—	Form of Solicited Discounted Prepayment Offer
Exhibit O	—	Form of Acceptance and Prepayment Notice
Exhibit P-1	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-2	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-3	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-4	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

-iv-

CREDIT AGREEMENT dated as of August 23, 2019 (this “Agreement”), among SINCLAIR TELEVISION GROUP, INC., a Maryland corporation (the “Borrower”), SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (“Parent”), the GUARANTORS party hereto, the LENDERS party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Chase Lincoln First Commercial Corporation, as Swingline Lender and each of the Issuing Banks and Lenders from time to time party hereto.

WHEREAS, the Borrower has requested (a) the Existing Credit Agreement be amended and restated as set forth herein, (b) the Term B-2a Lenders to provide Term B-2a Loans on the Effective Date in the aggregate principal amount of $700,000,000, (c) the Revolving Lenders to extend the maturity and increase the amount of Revolving Loans to the Borrower, at any time during the Revolving Availability Period, subject to the Revolving Commitment, which on the Effective Date shall be in an aggregate principal amount of $650,000,000 and which shall be available
(i) on the Effective Date to fund working capital, original issue discount or upfront fees required to be paid on the Effective Date and any Transactions Costs and (ii) at any time thereafter for working capital and general corporate purposes, (d) the Issuing Banks to issue Letters of Credit at any time during the Revolving Availability Period, in an aggregate face amount at any time outstanding not in excess of $50,000,000, and (e) the Swingline Lender to extend credit in the form of Swingline Loans at any time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding not in excess of $50,000,000; and

WHEREAS, (a) each Lender party hereto has agreed to amend and restate the Existing Credit Agreement as set forth herein, (b) each financial institution party hereto or identified on an Assignment and Assumption hereto as a Term B-2a Lender has agreed severally, on the terms and conditions set forth herein, to provide a portion of the Term B-2a Loans and to become, if not already, a Lender for all purposes under the Credit Agreement, (c) each financial institution identified on a signature page hereto as a Revolving Lender has agreed to provide Revolving Commitments as set forth herein, (d) the Issuing Banks have agreed to issue Letters of Credit as set forth herein, and
(e)    the Swingline Lender has agreed to extend Swingline Loans as set forth herein.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I DEFINITIONS
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“5.125% Senior Unsecured Notes” means each series of 5.125% Senior Unsecured Notes due 2027 evidenced or provided by the 5.125% Senior Unsecured Note Indenture (including the Guarantees of such Indebtedness provided by any Guarantor thereunder) in an aggregate principal amount of $400,000,000 outstanding as of the Effective Date.

“5.125% Senior Unsecured Note Indenture” means the Indenture dated as of August 30, 2016 among Sinclair Television Group, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 5.125% Senior Unsecured Notes, as amended or supplemented from time to time.

“5.625% Senior Unsecured Notes” means each series of 5.625% Senior Unsecured Notes due 2024 evidenced or provided by the 5.625% Senior Unsecured Note Indenture (including the Guarantees of such Indebtedness provided by any Guarantor thereunder) in an aggregate principal amount of $550,000,000 outstanding as of the Effective Date.

“5.625% Senior Unsecured Note Indenture” means the Indenture dated as of July 23, 2014 among Sinclair Television Group, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 5.625% Senior Unsecured Notes, as amended or supplemented from time to time.

“5.875% Senior Unsecured Notes” means each series of 5.875% Senior Unsecured Notes due 2026 evidenced or provided by the 5.875% Senior Unsecured Note Indenture (including the Guarantees of such

“Affiliated Lender” means, at any time, any Lender that is an Affiliate of the Borrower (other than Parent or any of its Subsidiaries) at such time.

“Affiliated Lender Assignment and Assumption” has the meaning assigned to such term in Section 9.04(f)(5).

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.04(f)(3).

“Agent” means the Administrative Agent, the Collateral Agent, each Lead Arranger, each Joint Bookrunner and any successors and assigns in such capacity, and “Agents” means two or more of them.

“Agreement” has the meaning provided in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.50% and (c) the Adjusted LIBO Rate for a one month Interest Period (but without regard to the floors described in the provisos in the definition of “LIBO Rate”) (the “Relevant Adjusted LIBO Rate”) on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, the Relevant Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. London time on such day; provided, further, that (x) in the case of Term B-1 Loans, Term B-3 Loans or Revolving Loans, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) in the case of Term B-2 Loans, if the Alternate Base Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Relevant Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Relevant Adjusted LIBO Rate, respectively.

“Applicable Borrower Indebtedness” has the meaning assigned to such term in Section 9.14. “Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).
“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank or a Swingline Lender at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time, (b) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time and (c) the aggregate principal amount of all Swingline Loans made by such Person in its capacity as a Swingline Lender (if applicable) outstanding at such time.

“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Period” has the meaning assigned to such term in the definition of the term “Applicable Rate”.

“Applicable Rate” means, (a) in the case of any Term B-1 Loan, (i) 1.25% per annum in the case of an ABR Loan, or (ii) 2.25% per annum in the case of a Eurocurrency Loan, (b) with respect to any Term B-2 Loan, (i) 1.50% per annum in the case of an ABR Loan, or (ii) 2.50% in the case of a Eurocurrency Loan, (c) with respect to any Term B-3 Loan, (i) 2.00% per annum in the case of an ABR Loan, or (ii) 3.00% per annum in the case of a Eurocurrency Loan, and (~~c~~d) with respect to any Revolving Loan, (i) 1.00% per annum, in the case of an ABR Loan, or (ii) 2.00% per annum, in the case of a Eurocurrency Loan.

“Applicable Revolving Commitment Fee Rate” means with respect to the unused Revolving Commitments:

(i)    until delivery of financial statements pursuant to Section 5.01(b) for the fiscal quarter ending September 30, 2019, a percentage per annum equal to 0.50%; and

(ii)    at any time upon or after the delivery of the financial statements pursuant to Section 5.01(b) for the fiscal quarter ending September 30, 2019, (A) if the First Lien Leverage Ratio as set forth in the most recent certificate of a Financial Officer received by the Administrative Agent pursuant to Section 5.01(d) is greater than
3.00    to 1.00, a percentage per annum equal to 0.50%, (B) if the First Lien Leverage Ratio as set forth in the most recent certificate of a Financial Officer received by the Administrative Agent pursuant to Section 5.01(d) is less than or equal to 3.00 to 1.00 and greater than 2.75 to 1.00, a percentage per annum equal to 0.375% and (C) if the First Lien Leverage Ratio as set forth in the most recent certificate of a Financial Officer received by the Administrative Agent pursuant to Section 5.01(d) is less than or equal to 2.75 to 1.00, a percentage per annum equal to 0.25%.

Any increase or decrease in the Applicable Revolving Commitment Fee Rate resulting from a change in the First Lien Leverage Ratio shall become effective as of the first Business Day immediately following the date a certificate of a Financial Officer is delivered pursuant to Section 5.01(d); provided that at the option of the Administrative Agent or the Required Lenders, the highest Applicable Revolving Commitment Fee Rate (i.e, 0.50%) shall apply as of the first Business Day after the date on which a certificate of a Financial Officer pursuant to Section 5.01(d) was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such certificate is so delivered (and thereafter the Applicable Revolving Commitment Fee Rate otherwise determined in accordance with this definition shall apply).

Upon the request of the Administrative Agent or the Required Lenders on and after receipt of a notice that an Event of Default has occurred, the highest Applicable Revolving Commitment Fee Rate (i.e., 0.50%) shall apply as of the date of such Event of Default (as reasonably determined by the Borrower) and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, in each case, the pricing level otherwise determined in accordance with this definition shall apply).

In the event that any financial statements under Section 5.01 or a Compliance Certificate is shown to be inaccurate at any time and such inaccuracy, if corrected, would have led to a higher Applicable Rate for any Applicable Period than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than five Business Days thereafter) deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate, and (iii) the Borrower shall pay to the Administrative Agent promptly upon written demand (and in no event later than five Business Days after written demand) any additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until written demand is made for such payment pursuant to this paragraph and accordingly, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the rate set forth in Section 2.13(c)), at any time prior to the date that is five Business Days following such written demand.

“Available Equity Amount” means a cumulative amount equal to (without duplication):

(a)    the Net Proceeds of new public or private issuances of Qualified Equity Interests in Parent or any other Parent Entity of the Borrower which are contributed to the Borrower, plus

(b)    capital contributions received by the Borrower or any the Restricted Subsidiaries after the Effective Date in cash or Permitted Investments (other than (x) in respect of any Disqualified Equity Interest and (y) any Designated Parent Contribution) and the Fair Market Value of any in-kind contributions, plus

(c)    the net cash proceeds or Permitted Investments received by the Borrower or any the Restricted Subsidiaries from Indebtedness and Disqualified Equity Interest issuances issued after the Effective Date and which have been exchanged or converted into Qualified Equity Interests, plus

(d)    returns, profits, distributions and similar amounts received in cash or Permitted Investments and the Fair Market Value of any in-kind amounts received by the Borrower and the Restricted Subsidiaries on Investments made using the Available Equity Amount (not to exceed the amount of such Investments);

provided that the Available Equity Amount shall not include any Cure Amount, any amounts used to incur Indebtedness pursuant to Section 6.01(a)(xxiv), any amounts used to make Investments pursuant to Section 6.04(p), any amounts used to make Restricted Payments pursuant to Section 6.08(a)(vi)(D) or Excluded Contributions.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Basel III” means, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary banking regulatory authority.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (2) any partnership, joint venture, limited liability company or similar entity of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, (A) if any group includes one or more Permitted Holders, the issued and outstanding Equity Interests of Parent, directly or indirectly owned by the Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group, (B) a Person or group shall not be deemed to beneficially own Equity Interests to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement and (C) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50% of the total voting power of the Equity Interests entitled to vote for the election of directors of such Person’s parent having a majority of the aggregate votes on the Board of Directors of such Person’s parent.

“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) any requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Borrower and its Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 2.15.

“Channel Sharing Agreement” means an agreement governing the shared use of a television channel or other similar contractual arrangement that constitutes a channel sharing agreement within the meaning of 47 C.F.R.
§ 73.3700(a)(5).

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, Other Revolving Loans, Term
B-1 Loans, Term B-2 Loans, Term B-3 Loans, Incremental Term Loans, Other Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Other Revolving Commitment, Term B-1 Commitment, Term B-2 Commitment, Term B-3 Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Term Loans, Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto) and Incremental Term Loans that have different terms and conditions shall be construed to be in different Classes.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(x)    any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature, plus

(xi)    any other adjustments, exclusions and add-backs reflected in the Information Memorandum,;

plus

(b)    without duplication, the amount reasonably projected by such Person of “run rate” cost savings, expenses, operating expense reductions, synergies and contractual retransmission revenue (including from increased pricing, if any, determined on an aggregate basis across all existing customer contracts) and charges (including restructuring and integration charges) to be realized by such Person as a result of actions (including actions taken or initiated before, on or after the Effective Date) that have been taken or initiated or are expected to be taken or initiated in connection with, pursuant to or as contemplated by the Transactions, any Specified Event or any joint venture or other arrangement of such Person or any of its Restricted Subsidiaries (even if not accounted for on the financial statements of any such joint venture or such Person) (a) occurring on or prior to the date that is 24 full months after the date of final consummation of the Transactions and (b) occurring on or prior to the date that is 24 full months after the date of final consummation of any other investment, disposition of assets, property, Capital Stock or Indebtedness, incurrence, prepayment or repayment of Indebtedness, Restricted Payment, Subsidiary designation, restructuring, cost saving initiative or other initiative (including any Acquisition Transactions) (each such investment, disposition, incurrence, prepayment, repayment, Restricted Payment and Subsidiary designation, a “Specified Event”). Such cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period, net of the amount of actual benefits realized from such actions if such cost savings are reasonably identifiable and factually supportable. No cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) shall be added pursuant to this clause (2) to the extent duplicative of any cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) that are included in clause
(1) above (it being understood and agreed that “run rate” shall mean the full recurring cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) that is associated with any action taken) and the share of any such cost savings, expenses, operating expense reductions, synergies and charges (including restructuring and integration charges) with respect to a joint venture that are to be allocated to such Person shall not exceed the total amount thereof proportionate to such Person’s economic interest in such joint venture for the relevant Test Period;

plus

(c)    any Designated Parent Contribution;

less

(d)    without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)    non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or Loan Modification Agreement.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment or Loan Modification Agreement.

“Outsourcing Agreements” means (a) any agreement to which the Borrower or any of its Subsidiaries is a party which provides for the Borrower or any of its Subsidiaries to deliver or receive non-programming related management and/or consulting services of any television station, and (b) any put or option agreement entered into in connection with any agreement referred to in clause (a) above that provides for the Borrower or any of its Subsidiaries to acquire or sell the license or non-license assets of the related television station.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Owned Station” means (a) each television or radio station identified as such in Schedule 1.01(e) and (b) any television or radio station the Broadcast Licenses of which are owned or held by the Borrower or any of its Subsidiaries on or after the date hereof.

“Parent” has the meaning assigned to such term in the preamble hereto.

“Parent Entity” means any Person that, with respect to another Person, owns (directly or indirectly) 50% or more of the total voting power of the Voting Equity Interests entitled to vote for the election of directors of such other Person having a majority of the aggregate votes on the Board of Directors of such other Person. Unless the context otherwise requires, any references to Parent Entity refer to a Parent Entity of the Borrower (including Parent).

“Participant” has the meaning assigned to such term in Section 9.04(c)(i). “Participant Register” has the meaning assigned to such term in Section 9.04(c)(iii).
“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C). “Payment” has the meaning assigned to such term in Section 8.06(c).
“Payment Notice” has the meaning assigned to such term in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition Transaction; provided that (a) with respect to each such Acquisition Transaction, all actions required to be taken with respect to any such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Collateral Agent) (unless such newly created or acquired Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 5.15 or is otherwise an Excluded Subsidiary) and (b) after giving effect to any such purchase or other acquisition, no Event of Default under clause (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing.

“Permitted Amendment” means an amendment to this Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, providing for an extension of a maturity date applicable to all, or any portion of, the Loans and/or Commitments of any Class of the to events (including cost savings, operating expense reductions and synergies) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and any of the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment.”

“Pro Forma Disposal Adjustment” means, for any four-quarter period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith as a result of contractual arrangements between the Borrower or any of its Restricted Subsidiaries entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent four-quarter period prior to its disposal.

“Pro Forma Entity” means any Acquired Entity or Business or any Converted Restricted Subsidiary. “Program Services Agreements” means any agreement entered into by the Borrower or any of its
Subsidiaries (other than License Subsidiaries) in accordance with Section 5.16 relating to a Contract Station, pursuant to which agreement the Borrower or any of its Subsidiaries (other than License Subsidiaries) will obtain the right to program and/or sell advertising on a substantial portion of such Contract Station’s inventory of broadcast time.

“Proposed Change” has the meaning assigned to such term in Section 9.02(d).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 5.01. “Purchasing Borrower Party” means Parent or any subsidiary of Parent.
“Put Obligations” means the obligations of the Borrower or any of its Subsidiaries to purchase certain assets of any Station with respect to which the Borrower or such Subsidiary shall have entered into an Outsourcing Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.18.

“Qualified Equity Interests” means Equity Interests in the Borrower other than Disqualified Equity Interests.

“Qualified Proceeds” means assets that are used or useful in, or Equity Interests of any Person engaged in, a Similar Business.

“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Rating Agency” means (1) S&P, Moody’s and Fitch or (2) if S&P, Moody’s or Fitch or each of them shall not make a corporate rating with respect to the Borrower or a rating on the Loans publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower, which shall be substituted for any or all of S&P, Moody’s or Fitch, as the case may be, with respect to such corporate rating or the rating of the applicable Term ~~B-2~~ Loans, as the case may be.
“Ratings Condition” means that, at the time of determination, the Borrower (or its successor) has received and maintains corporate family/corporate credit ratings of at least Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or the equivalent investment grade credit rating from any other Rating Agency substituted for Moody’s, S&P or Fitch pursuant to clause (2) of the definition of “Rating Agency.

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Permitted Receivables Financing.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower and Parent, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide all or any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having substantially the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Business Assets” means assets (other than cash or Permitted Investments) used or useful in a Similar Business; provided that any assets received by the Borrower or the Restricted Subsidiaries in exchange for assets transferred by the Borrower or the Restricted Subsidiaries shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building or other structure.

“Repricing Transaction” means (a) the incurrence by the Borrower of any Indebtedness in the form of a term B loan that is broadly marketed or syndicated to banks and other institutional investors (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Term B~~-2~~-3 Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with an IPO, Change in Control, Transformative Acquisition or Transformative Disposition, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of the Term B~~-2~~-3 Loans, or (b) any effective reduction in the Effective Yield for the Term B~~-2~~-3 Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with an IPO, Change in Control, Transformative Acquisition or Transformative Disposition. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Term B~~-2~~-3 Loans.

“Required Additional Debt Terms” means with respect to any Indebtedness, (a) except with respect to the Incremental Maturity Carveout Amount, such Indebtedness does not mature earlier than the date that is 91 days after the Latest Maturity Date (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the date that is 91 days after the Latest Maturity Date), (b) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or excess cash flow prepayments applicable to periods before the Latest Maturity Date) that could result in redemptions of such

Lender is required to comply with the requirements of The Bank of England and/or the Prudential Regulation Authority (or any authority that replaces any of the functions thereof) or the requirements of the European Central Bank. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C). “Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).
“Subordinated Film Indebtedness” means Film Obligations of the Borrower and its Subsidiaries which are subordinated to the obligations of the Borrower and its Subsidiaries hereunder on terms and conditions, and the other provisions of which are, satisfactory to the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means, unless otherwise specified, any subsidiary of the Borrower. Notwithstanding anything to the contrary in the foregoing, however, each Designated SBG Subsidiary shall be deemed to be a Subsidiary of the Borrower for all purposes of this Agreement. ~~Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.~~

~~“Subsidiary” means any subsidiary of the Borrower.~~

“Subsidiary Loan Party” means (a) each Subsidiary that is a party to the Guarantee Agreement and (b) any other Domestic Subsidiary of the Borrower that may be designated by the Borrower (by way of delivering to the Collateral Agent a supplement to the Collateral Agreement and a supplement to the Guarantee Agreement, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Secured Obligations, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 5.11 as if it were newly acquired; provided that, after giving effect to such designation such subsidiary cannot be subsequently designated as a non-Guarantor unless such designation is permitted by Article VI of this Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(d). “Supported QFC” has the meaning assigned to such term in Section 9.18. “Suspension Covenant” has the meaning specified in Section 6.12.
“Suspension Period” means the period of time between the date of a Covenant Suspension Event and the Reversion Date.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward then due) have been paid in full (including pursuant to any refinancing, prepayment, repayment, exchange, replacement or discharge thereof).

“Term B-1 Loans” means the Tranche B Term Loans (as defined in the Existing Credit Agreement) made under the Existing Credit Agreement. The outstanding amount of the Term B-1 Loans as of the Effective Date is
$1,335,750,000.

“Term B-2 Commitment” means, as to each Term B-2 Lender, its obligation to make a Term B-2 Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term B-2 Loan to be made by such Term B-2 Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term B-2 Lender pursuant to an Assignment and Assumption, (ii) an Incremental Facility Amendment, (iii) a Loan Modification Agreement or (iv) Refinancing Amendment. The initial amount of each Term B-2 Lender’s Term B-2 Commitment is set forth on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Term B-2 Lender shall have assumed its Term B-2 Commitment or an Incremental Facility Amendment, a Loan Modification Agreement or Refinancing Amendment, as applicable. As of the Effective Date, the total Term B-2 Commitment is $700,000,000.

“Term B-2 Facility” means the Term B-2 Loans and any Incremental Term Loans or any refinancing thereof.

“Term B-2 Lenders” means the Term B-2a Lenders, the Term B-2b Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment in respect of any Term B-2 Loans, Loan Modification Agreement or a Refinancing Amendment in respect of any Term B-2 Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term B-2 Loan Maturity Date” means September 30, 2026.

“Term B-2 Loans” means the Term B-2a Loans and the Term B-2b Loans. For the avoidance of doubt, upon the making of the Term B-2a Loans hereunder, the Term B-2a Loans shall be on the same terms and be treated as fungible for all purposes under this Agreement and the other Loan Documents with the Term B-2b Loans.

“Term B-2a Lenders” means the Persons listed on Schedule 2.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment in respect of any Term B-2a Loans, Loan Modification Agreement or a Refinancing Amendment in respect of any Term B-2a Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term B-2a Loans” means a Term Loan made pursuant to clause (a) of Section 2.01.

“Term B-2b Lenders” means a Lender with an outstanding Term B-2b Loan and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, a Loan Modification Agreement or a Refinancing Amendment in respect of any Term B-2b Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term B-2b Loans” means the Tranche B-2b Term Loans (as defined in the Existing Credit Agreement) made under the Existing Credit Agreement. The outstanding amount of the Term B-2b Loans as of the Effective Date is $600,000,000.

“Term B-3 Commitment” means, as to each Term B-3 Lender, its obligation to make (or otherwise fund, exchange or convert into, including by way of a cashless roll) a Term B-3 Loan to the Borrower hereunder pursuant to the terms and conditions of the Third Amendment to Credit Agreement, expressed as an amount representing the maximum principal amount of the Term B-3 Loan to be made (or otherwise be funded, exchanged or converted into, including by way of a cashless roll, a Term B-3 Loan) by such Term B-3 Lender under this Agreement (pursuant to the Third Amendment to Credit Agreement), as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term B-3 Lender pursuant to an Assignment and Assumption, (ii) an Incremental Facility Amendment, (iii) a Loan Modification Agreement or (iv) Refinancing Amendment. The initial amount of each Term B-3 Lender’s Term B-3 Commitment is set forth on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Term Lender shall have assumed its Term Commitment or an Incremental Facility Amendment, a Loan Modification Agreement or Refinancing Amendment, as applicable. As of the Third Amendment to Credit Agreement Effective Date, the total Term B-3 Commitment is $740,000,000.

“Term B-3 Facility” means the Term B-3 Loans and any Incremental Term Loans or any refinancing thereof.

“Term B-3 Lenders” means the Persons listed on Schedule 2.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment in respect of any Term B-3 Loans, Loan Modification Agreement or a Refinancing Amendment in respect of any Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term B-3 Loan” means a Refinancing Term Loan (as defined in the Third Amendment to Credit Agreement). The outstanding amount of Term B-3 Loans as of the Third Amendment to Credit Agreement Effective Date is $740,000,000.

“Term B-3 Loan Maturity Date” means April 1, 2028.

“Term Lenders” means the Term B-1 Lenders, the Term B-2 Lenders, the Term B-3 Lenders and each Additional Term Lender.

“Term Loan” means, individually or collectively as the context requires, the Term B-1 Loans ~~and the~~, Term B-2 Loans and the Term B-3 Loans.

“Termination Date” means the date on which (a) all Commitments shall have been terminated, (b) all Loan Document Obligations (other than in respect of contingent indemnification and contingent expense reimbursement claims not then due) have been paid in full and (c) all Letters of Credit (other than those that have been 100% Cash Collateralized) have been cancelled or have expired (without any drawing having been made thereunder that has not been rejected or honored) and all amounts drawn or paid thereunder have been reimbursed in full.

“Test Date” has the meaning assigned to such term in Section 2.10(d).

“Test Period” means, at any date of determination, the most recently completed eight consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or 5.01(b). When used in reference to (x) a measurement of Consolidated EBITDA, the Consolidated EBITDA for such Test Period shall be measured as the Consolidated EBITDA for such eight consecutive fiscal quarters, divided by two and (y) a measurement of the Interest Coverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio or the Total Leverage Ratio, the applicable ratio shall be calculated using the Consolidated EBITDA (in the numerator or the denominator of such ratio, as applicable) for such eight consecutive fiscal quarters, divided by two.

“Third Amendment” means the Third Amendment to the Existing Credit Agreement, dated as of January 3,
2017.

“Third Amendment Effective Date” means January 3, 2017.

“Third Amendment to Credit Agreement” means the Third Amendment to the Seventh Amended and Restated Credit Agreement, dated as of April 1, 2021, among the Borrower, Parent, the other Guarantors party thereto, the lenders party thereto, the Administrative Agent and the Collateral Agent.

“Third Amendment to Credit Agreement Effective Date” means the date on which the conditions set forth in Article IV of the Third Amendment to Credit Agreement were satisfied or waived in accordance with the Third Amendment to Credit Agreement, which date was April 1, 2021.

“Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date. Unless otherwise specified or the context requires otherwise, all references to “Total Leverage Ratio” herein shall refer to the Total Leverage Ratio of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period.

“Transaction Costs” means any fees or expenses incurred or paid by the Borrower, its Restricted Subsidiaries, any Parent Entity and any of their Affiliates and any Investors in connection with the Transactions (including, without limitation, payments to former, current and future employees, directors, officers, managers, members, partners, independent contractors or consultants as change of control payments, severance payments, consent payments, special or retention bonuses and charges for repurchase or rollover, acceleration or payments of, or modifications to, stock options, expenses in connection with hedging transactions and any original issue discount or upfront fees, as well as any legal, filing, auditing and printing fees and expenses), this Agreement, the RSN Notes and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the Equity Financing, (b) the Acquisition, (c) the funding of the Term B-2a Loans on the Effective Date and the consummation of the other transactions contemplated by this Agreement, (d) the payment of the Effective Date Dividend, (e) the issuance and sale of the RSN First Lien Notes and RSN Unsecured Notes, (f) the consummation of any other transactions in connection with the foregoing (including in connection with the Acquisition Documents) and (g) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).

“Transformative Acquisition” means any merger, acquisition, investment, dissolution, liquidation, or consolidation by Parent, the Borrower or any of its Restricted Subsidiaries that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, but would not provide Parent, the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of the combined operations following such consummation, as determined by Parent acting in good faith.

“Transformative Disposition” means any Disposition by Parent, the Borrower or any of its Restricted Subsidiaries that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such Disposition or (b) permitted by the terms of this Agreement immediately prior to the consummation of such Disposition, but would not provide Parent, the Borrower or any of its Restricted Subsidiaries with a durable capital structure following such consummation, as determined by Parent acting in good faith.

“TV/Radio Acquisition” means (a) the acquisition by the Borrower or any of its Subsidiaries in accordance with the terms hereof of substantially all of the assets (including Broadcast Licenses) of a television or radio station in the United States in a single transaction (i.e., not by means of the acquisition of an option for such assets and the subsequent exercise of such option), (b) (i) the acquisition by the Borrower or any of its Subsidiaries in accordance with the terms hereof of (x) substantially all of the assets (other than Broadcast Licenses and other property required pursuant to the rules and regulations of the FCC to be sold in connection with the transfer of such Broadcast Licenses) of a television or radio station in the United States and (y) an option to acquire the Broadcast Licenses and such other assets of such television or radio station and (ii) the entering into by the Borrower or any of its Subsidiaries of an agreement contemplated by the definition of “Program Services Agreement” in this Section with respect to such station and (c) the consummation of the acquisition of assets by the Borrower or any of its Subsidiaries pursuant to the exercise of an option referred to in the preceding clause (b)(i)(y), together with the termination of the related Program Services Agreement referred to in the preceding clause (b)(ii). As used in this definition, the acquisition of assets shall be deemed to include reference to the acquisition of the voting Capital Stock of the Person that owns such assets and references to the acquisition and exercise of an option to acquire assets shall be deemed to include the acquisition and exercise of the option to acquire voting Capital Stock of the Person that owns such assets.

ARTICLE II THE CREDITS
SECTION 2.01    Commitments. (a) Subject to the terms and conditions set forth herein, each Term B-2a Lender severally agrees to make a Term B-2a Loan to the Borrower on the Effective Date denominated in dollars in a principal amount not exceeding its Term B-2 Commitment and (b) each Revolving Lender severally agrees to make Revolving Loans to the Borrower denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. The Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02    Loans and Borrowings.

(a)    Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b)    Subject to Section 2.14, each Revolving Loan Borrowing and Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurocurrency Borrowing under Section 2.03. Each Swingline Loan shall be an ABR Loan.

(c)    At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time.

SECTION 2.03    Requests for Borrowings. To request a Revolving Loan Borrowing or Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a)(x) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Loan Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given no later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be delivered by hand delivery, facsimile or other electronic transmission to the Administrative Agent and shall be signed by the Borrower. Each such Borrowing Request shall specify the following information:

(i)    whether the requested Borrowing is to be a Term B-2 Loan Borrowing, a Term B-3 Loan Borrowing, a Revolving Loan Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii)    the aggregate amount of such Borrowing;

(iii)    the date of such Borrowing, which shall be a Business Day;

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control.

(e)    Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the Administrative Agent and approved by the Borrower.

SECTION 2.10    Amortization of Term Loans.

(a)    Subject to adjustment pursuant to paragraph (b) of this Section, the Borrower shall repay Term
B-1 Loan Borrowings ~~and~~, Term B-2 Loan Borrowings and Term B-3 Loan Borrowings on the last Business Day of each of March, June, September and December (commencing on December 31, 2019 in the case of Term B-2 Loans and commencing on September 30, 2021 in the case of Term B-3 Loans) in the amount equal to (i) in the case of the Term B-1 Loans, (A) in the case of each such installment due prior to the Term B-1 Loan Maturity Date, 0.25% of the aggregate original principal amount of the Term B-1 Loans outstanding as of the Third Amendment Effective Date (as reduced, to the extent applicable, prior to the Effective Date pursuant to the Existing Credit Agreement) and (B) in the case of the installment due on the Term B-1 Loan Maturity Date, the entire remaining balance of the Term B-1 Loan, ~~and~~ (ii) in the case of the Term B-2 Loans, (A) in the case of each such installment due prior to the Term B-2 Loan Maturity Date, 0.25% of the aggregate original principal amount of the Term B-2 Loans outstanding as of the Effective Date and (B) in the case of the installment due on the Term B-2 Loan Maturity Date, the entire remaining balance of the Term B-2 Loan. and (iii) in the case of the Term B-3 Loans, (A) in the case of each such installment due prior to the Term B-3 Loan Maturity Date, 0.25% of the aggregate original principal amount of the Term B-3 Loans outstanding as of the Third Amendment to Credit Agreement Effective Date and (B) in the case of the installment due on the Term B-3 Loan Maturity Date, the entire remaining balance of the Term
B-3 Loan.

(b)    Any prepayment of a Term Loan Borrowing of any Class (i) pursuant to Section 2.11(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section as directed by the Borrower (and absent such direction in direct order of maturity) and (ii) pursuant to Section 2.11(c) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section, or, except as otherwise provided in any Refinancing Amendment or Loan Modification Offer, pursuant to the corresponding section of such Refinancing Amendment or Loan Modification Offer, as applicable, in direct order of maturity.

(c)    Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., New York City time, two Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

(d)    Notwithstanding anything to the contrary in this Agreement, if on any date (the “Test Date”) (x) the maturity date for any of the then outstanding Other Debt shall fall within 91 days of the Test Date, (y) an amount in excess of $200,000,000 of the outstanding principal amount of such Other Debt shall remain outstanding and (z) the First Lien Leverage Ratio is in excess of 2.50 to 1.00, then each Term B-1 Loan Maturity Date shall automatically be accelerated to the Test Date and all of the Term B-1 Loans shall thereupon be due and payable on the Test Date, together with all interest and fees accrued thereon or in respect thereof and any amounts payable pursuant hereto, including Sections 2.15, 2.16 and 2.17.

SECTION 2.11    Prepayment of Loans.

(a)    (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the immediately succeeding proviso); provided that in the event that, on or prior to the date that is six months after the Third Amendment to Credit Agreement Effective Date (and solely with respect to the Term B-3 Loans), the Borrower (A) makes any prepayment of Term B~~-2~~-3 Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term B~~-2~~-3 Loans or (B) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Term B~~-2~~-3 Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (A), a prepayment premium of 1.00% of the principal amount of the Term B~~-2~~-3 Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (B), an amount equal to 1.00% of the aggregate amount of the applicable Term B~~-2~~-3 Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

(ii)    Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Term Loans on the following basis:

(A)    The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii); provided that (x) the Borrower shall not make any Borrowing of Revolving Loans to fund any Discounted Term Loan Prepayment and (y) the Borrower shall not initiate any action under this Section 2.11(a)(ii) in order to make a Discounted Term Loan Prepayment with respect to any Class unless (I) at least ten Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment with respect to such Class as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three Business Days shall have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(B)    (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a

(b)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)    (i) During the continuance of an Event of Default under clauses (a) or (b) of Section 7.01, the Borrower shall pay interest on past due amounts owing by it hereunder, at a rate per annum equal to (A) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (B) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section and (ii) prior to the occurrence of the Term B-1 Loan Termination Date, during the continuance of an Event of Default under clauses (d), (e), (h) or (i) of Section 7.01, the Borrower hereby promises to pay to the Administrative Agent for account of each Term B-1 Lender interest at a rate equal to (A) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Term B-1 Loan as provided in the preceding paragraphs of this Section or (B) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that such amounts shall be payable to any non-Defaulting Lender that assumes the obligations of a Defaulting Lender pursuant to Section 2.22(a)(iv).

(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    All computations of interest for ABR Loans (including ABR Loans determined by reference to the Adjusted LIBO Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.18, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.14    Alternate Rate of Interest. (a) Other than (as applicable) with respect to the Revolving Credit Facility and the Term B-3 Facility, which shall upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election (each as defined in Schedule 2.14) be subject to the provisions (including LIBOR replacement provisions and relevant definitions) set forth on Schedule 2.14, if prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Rate is not available or published on a current basis) for such Interest Period; or

(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Borrowing then such Borrowing shall be made as an ABR Borrowing and the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.,

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) of this Section 2.14 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) of this Section
2.14 have not arisen but either (w) the supervisor for the administrator of the LIBO Rate has made a public statement that the administrator of the LIBO Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Rate), (x) the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Rate), (y) the supervisor for the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(b), only to the extent the LIBO Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective and
(y)    if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15    Increased Costs.

(a)    If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)    subject any Lender to any Taxes on its Loans, letters of credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the actual cost to assigned and delegated, each Issuing Bank and each Swingline Lender), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the then market value of the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payment required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20    Incremental Credit Extension.

(a)    The Borrower may at any time and from time to time after the Effective Date, subject to the terms and conditions set forth herein, by notice to the Administrative Agent request (i) one or more additional Classes of term loans or additional term loans of the same Class of any existing Class of term loans (the “Incremental Term Loans”), (ii) one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase”) or (iii) one or more additional Classes of Revolving Commitments (the “Additional/Replacement Revolving Commitments,” and, together with the Incremental Term Loans and the Incremental Revolving Commitment Increases, the “Incremental Facilities”); provided that, subject to Section 1.06, after giving effect to the effectiveness of any Incremental Facility Amendment referred to below and at the time that any such Incremental Term Loan, Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitment is made or effected, no Event of Default shall have occurred and be continuing or would result therefrom (except, in the case of the incurrence or provision of any Incremental Facility in connection with a Permitted Acquisition or other Investment permitted or not prohibited by the terms of this Agreement or irrevocable repayment, repurchase or redemption of any Indebtedness, which shall be subject to no Event of Default under clause (a), (b), (h) or (i) of Section 7.01 having occurred and being continuing). Notwithstanding anything to the contrary herein, the aggregate principal amount of the Incremental Facilities (including, without duplication, the aggregate outstanding principal amount of any Incremental Equivalent Debt issued in lieu of Incremental Term Loans) shall not at the time of incurrence of any such Incremental Facilities (and after giving effect to such incurrence) exceed the Incremental Cap at such time (calculated in a manner consistent with the definition of “Incremental Cap”).

(b)    Each Incremental Term Loan shall comply with the following clauses (A) through (F): (A) except with respect to the Incremental Maturity Carveout Amount, the maturity date of any Incremental Term Loans shall not be earlier than the Term B-2 Loan Maturity Date (in respect of any Incremental Term Loans under the Term B-2 Facility) or the Term B-3 Loan Maturity Date (in respect of any Incremental Term Loans under the Term B-3 Facility) and the Weighted Average Life to Maturity of the Incremental Term Loans shall not be shorter than the remaining Weighted Average Life to Maturity of the Term B-2 Loans (in respect of any Incremental Term Loans under the Term B-2 Facility) or the Term B-3 Loans (in respect of any Incremental Term Loans under the Term B-3 Facility), (B) the pricing (including any “MFN” or other pricing terms), interest rate margins, rate floors, fees, premiums (including prepayment premiums), funding discounts and, subject to clause (A), the maturity and amortization schedule for any Incremental Term Loans shall be determined by the Borrower and the applicable Additional Lenders, (C)(i) the Incremental Term Loans shall be secured solely by the Collateral on an equal and ratable basis (or a junior basis, subject to a Second Lien Intercreditor Agreement) with the Secured Obligations and
(ii)    no Incremental Term Loans shall be guaranteed by entities other than the Guarantors and (D) any Incremental Term Loan that has terms and conditions consistent with the Term Loans in the reasonable determination of the Borrower shall be on terms and pursuant to documentation to be determined by the Borrower and the applicable Additional Lenders; provided, that to the extent such terms and documentation are not consistent with the Term Loans (except to the extent permitted by clause (A) or (B) above), they shall be reasonably satisfactory to the Administrative Agent (it being understood that, to the extent that any financial maintenance covenant is added for

Incremental Term Loans will be used for working capital and general corporate purposes (including Permitted Acquisitions and any other purpose permitted or not prohibited by this Agreement).

SECTION 5.11    Additional Subsidiaries. If any additional Restricted Subsidiary is formed or acquired after the Effective Date (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC and is not otherwise an Excluded Subsidiary), Parent or the Borrower will, within 90 days after such newly formed or acquired Restricted Subsidiary is formed or acquired (unless such Restricted Subsidiary is an Excluded Subsidiary), notify the Collateral Agent thereof, and all actions (if any) required to be taken with respect to such newly formed or acquired Restricted Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party within 90 days after such notice (or such longer period as the Collateral Agent shall reasonably agree).

SECTION 5.12    Further Assurances.

(a)    Each of Parent and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law and that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b)    If, after the Effective Date, any material assets (excluding any owned or leased real property or improvements thereto or any interest therein) are acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will (subject to the terms and conditions of the last paragraph of the definition of the term “Collateral and Guarantee Requirement” and of the Security Documents) notify the Collateral Agent thereof, and, if requested by the Collateral Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Collateral Agent and consistent with the Collateral and Guarantee Requirement to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to last paragraph of the definition of the term “Collateral and Guarantee Requirement.”

SECTION 5.13    Ratings. Each of Parent and the Borrower will use commercially reasonable efforts to cause (a) the Borrower to continuously have a corporate rating from each of S&P and Moody’s (but not to maintain any specific rating) and (b) the Term B~~-2~~-3 Loans to be continuously rated by each of S&P and Moody’s (but not to maintain a specific rating).

SECTION 5.14    Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.14 or such later date as the Collateral Agent reasonably agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, Parent, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.14 that would have been required to be delivered or taken on the Effective Date but for the proviso to Section 4.01(f), in each case except to the extent otherwise agreed by the Collateral Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

SECTION 5.15    Designation of Subsidiaries.

(a)    Parent may at any time after the Effective Date designate any Restricted Subsidiary (other than the Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary or any
Subsidiary as a Designated SBG Subsidiary; provided that, immediately before and after such designation on a Pro Forma Basis as of the end of the most recent Test Period, no Event of Default under clauses (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing. The designation of any Subsidiary as an Unrestricted Subsidiary or the removal of any Designated SBG Subsidiary as a Subsidiary after the Effective Date shall

SECTION 8.06    Acknowledgments of Lenders and Issuing Banks.

(a)    Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)    Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)    On and after the Third Amendment to Credit Agreement Effective Date, this Section 8.06(c) shall apply solely with respect to the Term B-3 Facility:

(i)    Each Term B-3 Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in any event no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii)    Each Term B-3 Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in any event no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof), the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds of the Borrower, any other Loan Party or their respective Subsidiaries (including, for the avoidance of doubt, the proceeds of any financing or contribution incurred or obtained by the Borrower, any Loan Party or their respective Subsidiaries).

(iv)    Each applicable party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07    Collateral Matters. (c) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(d)    In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Cash Management Services the obligations under which constitute Secured Cash Management Obligations and no Swap Agreement the obligations under which constitute Secured Swap Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(e)    The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08    Credit Bidding.

(a)    The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used

Exhibit B
Amended Schedule 2.01(a) to the Credit Agreement
Term Commitments
On file with the Administrative Agent.
Exhibit B